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                                                                    Exhibit 3.18

                                     BY-LAWS

                                       OF

                          JULIANA MINING COMPANY, INC.
                          (A West Virginia corporation)

                                      * * *

                                    ARTICLE 1

                                     OFFICES

            The principal office or place of business shall be located in Kingwood, County of Preston, West Virginia. The corporation may have other offices, either within or without the State of West Virginia, at such place or places as the board of directors may from time to time designate or the business of the corporation may require.

                                    ARTICLE 2

                                  SHAREHOLDERS

            2.1 Annual Meetings. Annual meetings of shareholders for the election of directors and for such other business as may properly come before the meeting shall be held at such place, either within or without the State of West Virginia, and at such time and date as may be fixed from time to time by the board of directors.

            2.2 Special Meetings. Special meetings of shareholders may be held at any time and place, within or without the State of West Virginia. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law,
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may be called by the board of directors, the President or Secretary, or by the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

            2.3 Notice of Meetings. Written notice, stating the place, date and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting either personally or by mail or at the direction of the President, or the Secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

            2.4 Action Without Meeting. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would have been entitled to vote upon the action if such meeting were held. Such action by unanimous written consent may be taken without regard to any provision of these By-Laws or any resolution of the board of directors fixing the time, date or place of meetings of shareholders.

            2.5 Quorum. Except as otherwise required by law, by the Articles of Incorporation, or by these By-Laws, the holders of a majority of the outstanding shares entitled to vote,


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represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If, however, such a quorum shall not be present at any meeting, a majority in interest of the shareholders who are entitled to vote thereat and are present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be present. At such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            2.6 Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number of shares is required by law, the Articles of Incorporation, or these By-Laws.

            Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after


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eleven months from the date of its execution, unless otherwise provided in the proxy.

            At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

                                    ARTICLE 3

                                    DIRECTORS

            3.1 Number and Term. The number of directors shall be not less than two and not more than seven, as shall be determined from time to time by election of directors or other action of the shareholders or by resolution of the board of directors. The total number of directors as most recently set by such election, action or resolution shall constitute the "full board". Directors need not be residents of the State of West Virginia nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall


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have been elected and qualified. The first board of directors shall hold office until the first meeting of the shareholders.

            3.2 Resignations. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

            3.3 Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

            3.4 Removal. At a meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him.

            3.5 Powers. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such


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lawful acts and things as are not by statute or by the Articles of Incorporation directed or required to be exercised or done by the shareholders. The board of directors is expressly authorized, without the assent or vote of the shareholders, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation, including after-acquired property. The enumeration in these By-Laws of particular powers of the board of directors shall not imply the denial of, or any limitation on, any other power vested in the board of directors by law or by the Articles of Incorporation or by these By-Laws.

            3.6 Compensation. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

            3.7 Meetings. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of the shareholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.


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            Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

            Special meetings of the directors may be called by the President or Secretary or by any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the notice of meeting.

            Any directors' meeting may be held either within or without the State of West Virginia.

            3.8 Quorum of Directors. A majority of the full board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

            The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

            3.9 Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or of a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the


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committee, as the case may be, entitled to vote with respect to the subject matter thereof.

            3.10 Executive and Other Committees. The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees. The designation of such committee and the delegation thereof of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

            The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending the By-Laws of the corporation, filling vacancies on the board of directors, or changing the number of authorized directors.


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            Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

            The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                    ARTICLE 4

                                     NOTICES

            4.1 Notices. Whenever, under the provisions of law or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

            With the exception of special meetings of directors for the purpose of amending the By-Laws or authorizing the sale of all or substantially all of the assets of the corporation and special meetings of shareholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting


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of shareholders or of the board of directors need be specified in the notice or waiver of notice of such meeting.

            4.2 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or the Articles of Incorporation or by law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

            4.3 Waiver by Attendance. The attendance of a shareholder, in person or by proxy, or a director at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder or director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE 5

                                    OFFICERS

            5.1 Officers. The officers of the corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the board of directors. The board of directors may also elect a Chairman, a Vice Chairman, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. None of the officers of the corporation need be directors. Any two or more offices, except those of President and Secretary, may be held by the same person.


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            5.2 Election. The officers shall be elected at the first meeting of the board of directors after each annual meeting.

            5.3 Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

            5.4 Term, Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officers elected or appointed by the board of directors may be removed at any time by the board of directors but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

            5.5 Chairman. The Chairman of the board of directors, if one be elected, shall preside at all meetings of the board of directors and shall have and perform such other duties as from time to time may be assigned to him by the board of directors.

            5.6 Vice Chairman. The Vice Chairman of the board of directors, if one be elected, shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors.

            5.7 President. The President shall be the chief executive officer of the corporation and shall have the general


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powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the shareholders if present thereat, and in the absence of the Chairman or if none was elected, at all meetings of the board of directors, and shall have general supervision, direction and control of the business of the corporation. Except as the board of directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it. When so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

            5.8 Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors. The Vice President, or if there is more than one Vice President the senior Vice President, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.

            5.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation


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in such depositories as may be designated by the board of directors.

            The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

            5.10 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors and all other notices required by law or by these By-Laws, but any such notice may be given by any other person as authorized or directed. He shall record all the proceedings of the shareholders and directors in books maintained for that purpose, and shall have custody of the seal of the corporation. He shall affix the seal of the corporation to all instruments requiring it and attest the same.

            5.11 Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any shall be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.


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                                    ARTICLE 6

                                 INDEMNIFICATION

            To the full extent permitted by law, the corporation may indemnify any person and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by him in connection with such action, suit or proceeding.

                                    ARTICLE 7

                                  MISCELLANEOUS

            7.1 Share Certificates. The shares of the corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Such certificates shall be issued to each shareholder certifying the number of shares owned by him in


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the corporation. When such certificates are countersigned by a transfer agent or registrar, other than the corporation or its employee, the required officers' signatures thereupon may be facsimiles. No certificates shall be issued for any share unless such share is fully paid.

            7.2 Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

            7.3 Transfer of Shares. Transfer of shares of the corporation shall be made only on the transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


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            7.4 Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

            7.5 Voting Record. The officer or agent having charge of the transfer books of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical


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order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

            7.6 Dividends. The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors in their absolute discretion deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

            7.7 Reliance on Records. Each officer and director shall in the performance of his duties be fully protected in relying in good faith upon the books of account of the corporation, or upon reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care, or in relying in good faith upon other records of the corporation.


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            7.8 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate by resolution.

            7.9 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

            7.10 Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words "Corporate Seal, West Virginia".

            7.11 Amendments. These By-Laws may be amended or repealed and new By-Laws may be adopted: (1) by the shareholders at any annual meeting, or at any special meeting if notice of the proposed amendment or repeal is contained in the notice of such special meeting, by the affirmative vote of a majority of the shares entitled to vote thereat; (2) by the board of directors at any regular meeting, or at any special meeting if notice of the proposed amendment or repeal is contained in the notice of such special meeting; or (3) by unanimous written consent of the shareholders or directors.


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